Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (800) 281-0356   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq Global Market: ARTX
Writer’s direct dial: +972-2-990-6618
Writer’s direct fax: +972-2-990-6688
Writer’s e-mail: esses@arotech.com

Steven Esses President and Chief Operating Officer

April 19, 2009
Mr. Robert S. Ehrlich
c/o Arotech Corporation
1229 Oak Valley Road
Ann Arbor, Michigan 48108

Dear Bob:

Re:           Your Employment Agreement dated April 15, 2007

In connection with your Fourth Amended and Restated Employment Agreement with Arotech Corporation and Electric Fuel (E.F.L.) Ltd. (collectively, the “Company”) dated April 15, 2007 (the “Agreement”), as amended, we wish to amend the Agreement in certain respects. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Section 7(b)(ii) of the Agreement requires us to fund into the Account the entire Retirement Payment of $1,625,400. We acknowledge that we have not done so. You have informed us that you will allow us to pay $240,000 of the Retirement Payment into the Account by issuing in your name 328,767 shares of our common stock (the “Shares”), such Shares being valued for this purpose at the closing price of our common stock on the Nasdaq Stock Market on April 17, 2009, which was $0.73 per share. The Shares will be held by us or our nominee in trust for you and will be either released to you or returned to us at the same time and under the same circumstances as the other funds in the Account; provided, however, that the issuance to you of the Shares will fulfill the obligation of the Company to deposit $240,000 into the Trust irrespective of any changes in the value of the Shares from this day forward. For the avoidance of doubt, we hereby specifically clarify that the Shares will be returned to us in the event that you are terminated for Cause.

In all other respects, the terms of the Agreement will govern the relationship between us.

If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.

Sincerely yours,

AROTECH CORPORATION

By:  _______________________________
Steven Esses
President and Chief Operating Officer

ELECTRIC FUEL (E.F.L.) LTD.

By:  _______________________________
Steven Esses
Chairman
ACCEPTED AND AGREED:

____________________________________
                Robert S. Ehrlich